Exhibit 99.2

U.S. Energy Corp. Highlights Integrated Platform in New Investor Presentation and Emerging Growth Conference Appearance.

HOUSTON, February 25, 2026 — U.S. Energy Corp. (NASDAQ: USEG) (“U.S. Energy” or the “Company”), an integrated energy company advancing a diversified industrial gas, energy, and carbon management platform, today released a new investor presentation highlighting its vertically integrated strategy, differentiated asset base, and operational milestones through 2027. The Company also announced its upcoming participation in the Emerging Growth Conference.

"Our new investor presentation highlights what we believe is a differentiated opportunity in the public markets — a fully integrated helium and carbon management platform with three independent revenue streams, firm federal policy support, and a clear path to meaningful cash flow beginning in 2027," said Ryan Smith, President and Chief Executive Officer. "With $22 million already invested, wells drilled, and key milestones actively in progress — including the advancement of our CO₂-EOR program at our Cut Bank oil field — 2026 represents a focused execution year as we continue advancing the platform towards its next stage of value creation."

New Investor Presentation

U.S. Energy’s new investor presentation provides additional detail for investors that are new to the U.S. Energy story, highlighting the Company’s differentiated positioning within the industrial gas and carbon management landscape, operational execution across its asset base, the value of its vertically integrated platform, and defined development roadmap. Highlights from the presentation include:

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One asset. Three revenue streams. The Big Sky Carbon Hub controls 1.3 BCF of certified helium and 444 BCF of CO₂ resources, integrated with the wholly owned Cut Bank oil field, creating three monetization pathways: helium sales, Section 45Q-backed carbon management, and CO₂-enhanced oil recovery. The asset base is 100% owned and operated with a 50+ year reserve life and minimal third-party dependencies.

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$92 million of projected Phase 1 Section 45Q tax credits. As an early mover in U.S. CCUS, the Company expects to qualify for $85 per metric ton of CO₂ captured, utilized, and sequestered under Section 45Q, providing a policy-supported, commodity-independent revenue stream.

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Compelling valuation relative to forward cash flow. At an enterprise value of approximately $40 million, the Company trades at approximately 2.5x estimated 2027 EBITDA based on management forecasts, representing a substantial discount to its internally estimated Phase 1 net asset value and to trading multiples typically observed in comparable industrial gas and carbon infrastructure companies.

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Execution momentum. $22 million invested to date; development wells drilled; MRV applications filed with the EPA; plant FID targeted for Q2 2026; and initial helium sales, carbon management operations, and CO₂-EOR activity expected to commence in Q1 2027.

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Multiple near-term catalysts in 2026. Execution of a long-term helium offtake agreement, anticipated EPA MRV approvals, and continued advancement of CO₂-EOR development represent independent operational milestones expected within the coming quarters.

●	Aligned leadership. Management and insiders own approximately 36% of outstanding shares, directly aligning leadership with shareholder interests.

The new investor presentation is available in at the Company’s website at www.usnrg.com, or directly at USEG Investor Presentation

Upcoming Conference Participation

U.S. Energy invites investors, analysts, and members of the financial community to attend its live, interactive presentation at the Emerging Growth Conference on February 26, 2026, at 12:00 p.m. Eastern Time.

President and CEO Ryan Smith will provide a company overview and discuss the Company’s strategy, asset base, and near-term milestones, followed by a question-and-answer session.

Participants may submit questions in advance to Questions@EmergingGrowth.com.

Registration is available at: Presentation Registration Link.

A replay of the presentation will also be made available in the Investor Relations section of the Company’s website following the event.

ABOUT U.S. ENERGY CORP.

U.S. Energy Corp. (NASDAQ: USEG) is building an integrated energy and carbon management platform. The Company owns and operates the Big Sky Carbon Hub and Cut Bank oil field in Montana, generating three independent revenue streams — helium, carbon management, and oil — from a fully owned and operated asset base. U.S. Energy is positioned at the intersection of critical supply, domestic energy production, and federal energy policy. More information can be found at www.usnrg.com.

INVESTOR RELATIONS CONTACT

Mason McGuire

IR@usnrg.com

(303) 993-3200

www.usnrg.com

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation: (1) the ability of the Company to grow and manage growth profitably and retain its key employees; (2) the ability of the Company to close previously announced transactions and the terms of such transactions; (3) risks associated with the integration of recently acquired assets; (4) the Company’s ability to comply with the terms of its senior credit facilities; (5) the ability of the Company to retain and hire key personnel; (6) the business, economic and political conditions in the markets in which the Company operates; (7) the volatility of oil and natural gas prices; (8) the Company’s success in discovering, estimating, developing and replacing oil and natural gas reserves; (9) risks of the Company’s operations not being profitable or generating sufficient cash flow to meet its obligations; (10) risks relating to the future price of oil, natural gas and NGLs; (11) risks related to the status and availability of oil and natural gas gathering, transportation, and storage facilities; (12) risks related to changes in the legal and regulatory environment governing the oil and gas industry, and new or amended environmental legislation and regulatory initiatives; (13) risks relating to crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; (14) technological advancements; (15) changing economic, regulatory and political environments in the markets in which the Company operates; (16) general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine and the global response to such conflict; (17) actions of competitors or regulators; (18) the potential disruption or interruption of the Company’s operations due to war, accidents, political events, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the Company’s control; (19) pandemics, governmental responses thereto, economic downturns and possible recessions caused thereby; (20) inflationary risks and recent changes in inflation and interest rates, and the risks of recessions and economic downturns caused thereby or by efforts to reduce inflation; (21) risks related to military conflicts in oil producing countries; (22) changes in economic conditions; limitations in the availability of, and costs of, supplies, materials, contractors and services that may delay the drilling or completion of wells or make such wells more expensive; (23) the amount and timing of future development costs; (24) the availability and demand for alternative energy sources; (25) regulatory changes, including those related to carbon dioxide and greenhouse gas emissions; (26) uncertainties inherent in estimating quantities of oil and natural gas reserves and projecting future rates of production and timing of development activities; (27) risks relating to the lack of capital available on acceptable terms to finance the Company’s continued growth; (28) the review and evaluation of potential strategic transactions and their impact on stockholder value and the process by which the Company engages in evaluation of strategic transactions; and (29) other risk factors included from time to time in documents U.S. Energy files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, and future annual reports and quarterly reports. These reports and filings are available at www.sec.gov. Unknown or unpredictable factors also could have material adverse effects on the Company’s future results.

The Company cautions that the foregoing list of important factors is not complete, and does not undertake to update any forward-looking statements except as required by applicable law. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this communication are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.